As filed with the Securities and Exchange Commission on July 25, 2005
                                                     Registration No. 333-102629

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

            DYADIC INTERNATIONAL, INC. (FORMERLY CCP WORLDWIDE, INC.)
             (Exact name of registrant as specified in its charter)

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
               DELAWARE                   140 INTRACOASTAL POINTE DRIVE, SUITE 404               45-0486747
       (State or jurisdiction of                   JUPITER, FLORIDA 33477                     (I.R.S. Employer
    incorporation or organization)                     (561) 743-8333                        Identification No.)
                                              (Address including zip code, and
                                           telephone number, including area code,
                                        of registrant's principal executive offices)
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                                   -----------
                                MARK A. EMALFARB
                             CHIEF EXECUTIVE OFFICER
                    140 INTRACOASTAL POINTE DRIVE, SUITE 404
                             JUPITER, FLORIDA 33477
                                 (561) 743-8333
            (Name, address and telephone number of agent for service)
                                   -----------
                                   Copies to:

    ROBERT I. SCHWIMMER, ESQ.                       DARYL B. ROBERTSON, ESQ.
      JENKENS & GILCHRIST,                           JENKENS & GILCHRIST,
   A PROFESSIONAL CORPORATION                     A PROFESSIONAL CORPORATION
 225 WEST WASHINGTON, SUITE 2600                 1445 ROSS AVENUE, SUITE 3200
     CHICAGO, ILLINOIS 60606                          DALLAS, TEXAS 75202
         (312) 425-3900                                 (214) 855-4500

      Approximate Date of Proposed Sale to the Public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                          DEREGISTRATION OF SECURITIES

      Dyadic International, Inc., a Delaware corporation, formerly known as CCP Worldwide, Inc. (the "Registrant"), filed a Registration Statement on Form SB-2, as amended (Registration No. 333-102629) (the "Registration Statement"), which originally registered 1,995,000 shares of common stock, par value $0.001, per share, of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Jupiter, State of Florida, on the 25th day of July, 2005.

                                 DYADIC INTERNATIONAL, INC.


                                 By:    /s/ Mark A. Emalfarb
                                        ---------------------------
                                        Mark A. Emalfarb,
                                        President and Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement was signed below by the following persons in the capacities and on the dates stated. Each of the directors and/or officers whose signature appears below hereby appoints Mark A. Emalfarb, as his attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including further post-effective amendments, to this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement, making such changes in the registration statement as appropriate, and generally to do all such things on their behalf in their capacities as directors and/or officers to enable Dyadic International, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

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
                   SIGNATURE                                        TITLE                                      DATE
                   ---------                                        -----                                      ----
 /s/ Mark A. Emalfarb                   President and Chief Executive Officer, Secretary, Chairman     July 25, 2005
-----------------------------           of the Board and Director (Principal Executive Officer)
Mark A. Emalfarb

/s/ Wayne Moor                          Vice President and Chief Financial Officer (Principal          July 25, 2005
-----------------------------           Accounting and Financial Officer)
Wayne Moor

/s/ Richard J. Berman                   Director                                                       July 25, 2005
-----------------------------
Richard J. Berman

/s/ Harry Z. Rosengart                  Director                                                       July 25, 2005
-----------------------------
Harry Z. Rosengart

/s/ Robert B. Shapiro                   Director                                                       July 25, 2005
-----------------------------
Robert B. Shapiro

/s/ Stephen J. Warner                   Director                                                       July 25, 2005
-----------------------------
Stephen J. Warner
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